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                                                                    Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the 2000 Nonstatutory Stock Option Plan and 1996 Equity Incentive Plan, as amended of Copper Mountain Networks, Inc. of our report dated January 28, 2000 (except for Note 12, as to which the date is February 29,
2000), with respect to the financial statements and schedule of Copper Mountain Networks, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                    /s/ ERNST & YOUNG LLP


San Diego, California
June 1, 2000